UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

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NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 476-9800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, the compensation committee of our board of directors approved certain amendments to the employment agreements between our company and each of Michael L. Reger, our Chief Executive Officer, Chairman and Director, and Ryan R. Gilbertson, our President and Director.

The amendments amend and restate Section 3.4 of each employment agreement to indicate a specific lump sum dollar value payable to Messrs Reger and Gilbertson in the event of a change in control of our company.  The prior employment agreements entitled Messrs Reger and Gilbertson to a lump sum payment equal to twice their annual salaries in the event of a “change in control” (as defined in the agreements).  Our Compensation Committee approved the revision to Section 3.4 to address the fact that the prior employment agreements would not entitle Messrs Reger and Gilbertson to any lump sum payment in the event of a change in control in 2011 because Messrs Reger and Gilbertson will not be paid a base salary during 2011.

The amendments also amend and restate Section 7.2 of each employment agreement such that the non-competition and non-solicitation provisions of the agreement apply during the term of the employee’s employment with us and for a period of three years following the termination of his employment. All other terms and provisions of the employment agreements remain in effect without modification. In consideration for the amendments to the employment agreements, the compensation committee granted each of Messrs. Reger and Gilbertson 150,000 restricted shares of the company’s common stock, par value $0.001 per share, with 50,000 shares vesting immediately upon grant and the remaining 100,000 shares vesting in six installments on each of July 1, 2011, January 1, 2012, July 1, 2012, January 1, 2013, July 1, 2013 and January 1, 2014.

The foregoing description of the amendments to the employment agreements between us and each of Messrs. Reger and Gilbertson does not purport to be complete and is qualified in its entirety by reference to the text of the amendments to each such employment agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Amended and Restated Employment Agreement by and between Northern Oil & Gas, Inc. and Michael L. Reger, dated January 14, 2011
10.2	Amendment No. 2 to Amended and Restated Employment Agreement by and between Northern Oil & Gas, Inc. and Ryan R. Gilbertson, dated January 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        NORTHERN OIL AND GAS, INC.

Date: January 14, 2011	By	/s/ James R. Sankovitz
James R. Sankovitz
General Counsel and
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Method of Filing
10.1	Amendment No. 1 to Amended and Restated Employment Agreement by and between Northern Oil & Gas, Inc. and Michael L. Reger, dated January 14, 2011	Filed Electronically
10.2	Amendment No. 2 to Amended and Restated Employment Agreement by and between Northern Oil & Gas, Inc. and Ryan R. Gilbertson, dated January 14, 2011	Filed Electronically